Exhibit 5.2 Stradling Yocca Carlson & Rauth A Professional Corporation 660 Newport Center Drive, Suite 1600 Newport Beach, CA 92660-6422 949 725 4000 stradlinglaw.com June 23, 2023 Bird Global, Inc. 392 NE 191st Street #20388 Miami, Florida 33179 Re: Registration Statement on Form S-3 Ladies and Gentlemen: You have requested our opinion with respect to certain matters in connection with the proposed offer and sale by Bird Global, Inc., a Delaware corporation (the “Company”), of up to an aggregate of $25,000,000 of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Placement Shares”), pursuant to a Registration Statement on Form S-3 (as such may be amended or supplemented from time to time, the “Registration Statement”), which is being filed with the Securities and Exchange Commission (“Commission”) on June [●], 2023 under the Securities Act of 1933, as amended (the “Securities Act”), the base prospectus contained in the Registration Statement (the “Base Prospectus”), and the prospectus supplement relating to the proposed offer and sale of the Placement Shares contained in the Registration Statement (the “Prospectus Supplement”, and together with the Base Prospectus, the “Prospectus”). We understand that the Placement Shares are proposed to be offered and sold by the Company through Canaccord Genuity LLC (the “Agent”) pursuant to an Equity Distribution Agreement, dated June [●], 2023, entered into by and between the Company and the Agent (the “Distribution Agreement”). We have rendered a separate opinion in connection with certain matters relating to the Registration Statement, which is being filed as Exhibit 5.1 thereto. In connection with this opinion, we have examined and relied upon (a) the Registration Statement, (b) the Company’s Amended and Restated Certificate of Incorporation in the form filed as Exhibit 3.1 to the Registration Statement, (c) the Company’s Amended and Restated Bylaws in the form filed as Exhibit 3.2 to the Registration Statement, and (d) originals or copies, certified to our satisfaction, of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of the certificates of public officials, and the due authorization, execution and delivery by all persons (other than by officers of the Company) of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters. We have also assumed that the Placement Shares will be sold (a) in a manner consistent with the terms of the Distribution Agreement, and (b) at a price established by the Board of Directors of the Company. Subject to the foregoing, and the other matters set forth herein, it is our opinion that the Placement Shares have been duly authorized and, when issued and sold in the manner described in the Registration Statement, the Prospectus and the Distribution Agreement, will be validly issued, fully paid and non-assessable. Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

We consent to the use of this opinion as Exhibit 5.2 to the Registration Statement, and to the reference to our firm in the Registration Statement and any amendments or supplements thereto. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder. This opinion is intended solely for use in connection with the issuance and offer and sale of the Placement Shares pursuant to the Registration Statement and is not to be relied upon for any other purpose or delivered to or relied upon by any other person without our prior written consent. This opinion is rendered as of the date hereof and based solely on our understanding of facts in existence as of such date after the examination described in this opinion. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinion expressed herein. Very truly yours, STRADLING YOCCA CARLSON & RAUTH, P.C. /s/ Stradling Yocca Carlson & Rauth, P.C.